AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

Amendment No. 1, dated as of June 30, 2008, to the Acquisition Agreement dated April 7, 1999 (the “Agreement”) by and among B & L Oil Company, Inc. (“B & L”), Randall Petroleum Corp. (“Randall”), and Polystick U.S. Corporation (“Polystick”). Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Parties entered into the Agreement to facilitate the formation of Y2K Energy, LLC, which name actually became Century Royalty, LLC (“Century”), and the acquisition, operation and administration by Century of certain oil and gas properties.

WHEREAS, on or about July 17, 2003 Polystick transferred its ownership interests in Century to Polystick Oil & Gas, Inc. and then Polystick Oil & Gas, Inc. merged with Cybershop, LLC, a New Jersey limited liability company, a wholly owned subsidiary of GSV, Inc. (Cybershop, LLC & GSV, Inc. are referred to herein as “GSV” and included as a member in the term Parties above).

WHEREAS,  Polystick funded the acquisition and purchase of the Benz Energy, Inc. and Texstar Petroleum, Inc.’s interest in the HLM Project in Liberty and Montgomery Counties, Texas, which included a license to the HLM 3-D data set (referred to herein as the “HLM Project”) on August 1, 1999 under the terms of the Agreement.

WHEREAS, Polystick funded the acquisition and participation of an undivided 1/12th working interest in the Southwestern Energy Company No. SL16625, Southwestern Energy Company No. SL16625SWDW and the Southwestern Energy Company No. SL16626, Assumptions Parish, Louisiana, (referred to herein as the “Malone Prospect”) under the terms of the Agreement.

WHEREAS, the Parties desire to (A) terminate the back-in after payout due B & L and Randall under Article VI of the Agreement and (B) agree that the Parties shall have the right to participate in any prospect generated and proposed in the HLM Project (SAVE AND EXCEPT (1) the East Wilcox Prospect outlined and depicted on Exhibit A-1 and the Friendswood No. 2-RE well and (2) the Nickel Prospect outlined and depicted on Exhibit A-2 and the Shirley Gay No. 1 well), in the following portions: B & L an undivided 1/3rd interest; Randall an undivided 1/3rd interest; and GSV an undivided 1/3rd interest.

NOW THEREFORE, for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    This Amendment No. 1 to Acquisition Agreement shall be effective as of June 30, 2008.

2.    All references to Polystick U.S. Corporation and “Polystick” in the Agreement are hereby deleted and replaced with “GSV”, which shall be deemed to refer collectively to Cybershop, LLC, a New Jersey limited liability company, and its parent company, GSV, Inc., a Delaware corporation. All references to “HLM Project” shall have the meaning set forth in the preambles to this Amendment No. 1.

3.    The text of Article IV of the Agreement is hereby deleted in its entirety and replaced with the following:

A.  GSV agrees to promptly evaluate the Recommended Prospect to determine whether the LLC should make a good faith bona fide offer to acquire the property and/or interest. GSV shall have an exclusive option for a period of 30 days after receiving such recommendation to independently evaluate the data submitted by B & L, ET AT and in which to request and obtain additional data and collaborate with B & L, ET AL in determining the value of the Property and the purchase price which should be offered. On or before the expiration of 30 days from the date GSV first receives the original Prospect Data, GSV shall notify B & L, ET AL whether it agrees that the LLC should make a good faith bona fide offer to acquire the Recommended Prospect. If GSV so notifies B & L ET AL within such 30 day period, GSV shall have an additional ten, (10) days from the date of such notice to collaborate with B & L, ET AL to reach a mutually acceptable good faith bona fide offer for the Recommended Prospect. In the event a valid counter offer, of an offer tendered by the LLC, is received from any prospective seller, the Parties agree to work together to negotiate the terms of any mutually acceptable acquisition. The Parties agree that any offer tendered to a prospective seller, including all related negotiations, counter offers, evaluations, adjustments and other business related to the negotiations shall be concluded within a reasonable time, and that a closing shall occur with regard to any such acquisition no later than 90 days from the date the Recommended Prospect was first submitted to GSV.

B.  The Parties agree to use best efforts to collaborate in an effort to reach a mutually acceptable good faith bona fide offer for a Recommended Prospect. The Parties furthermore agree that any mutually acceptable offer for a Recommended Prospect shall be tendered by and in the name of the LLC. GSV, B & L and Randall shall each have the right, but not the obligation to participate, through the LLC, in any Recommended Prospect in the following proportions:

B & L	- an undivided one-third interest
Randall	- an undivided one-third interest
GSV	- an undivided one-third interest

4.    The text of Article V of the Agreement is hereby deleted in its entirety and replaced with the word “Omitted.”

5.    Section (A) of Article VI of the Agreement is hereby deleted in its entirety and replaced with the following:

“(A)  All revenues, profits or other benefits generated by a Recommended Prospect or other interest acquired by the LLC shall be paid to the LLC, however the revenues shall be directed and apportioned between the Members of the LLC in accordance with the scheme of distribution set forth below.

(1)   For all revenues, profits or other benefits generated from (a) the East Wilcox Prospect outlined and depicted on Exhibit A-1 and the Friendswood No. 2-RE well and (b) the Nickel Prospect outlined and depicted on Exhibit A-2 and the Shirley Gay No. 1 well (collectively, the “Pending Prospects”), the distribution of revenues, profits or other benefits shall be as follows:

BEFORE PAYOUT

GSV-----------------------100%

AFTER PAYOUT

GSV-----------------------100%

(2)   For all revenues, profits or other benefits generated from properties or other interests owned or acquired by the LLC (i) in the HLM Project other than the Pending Prospects or (ii) outside the HLM Project, distribution of revenues, profits or other benefits shall be as follows:

BEFORE PAYOUT

The Parties who funded the acquisition shall be credited with 100% of the revenues, profits and other benefits from the Recommended Prospect or other interests acquired by the LLC, less each Party’s proportionate share of costs and expenses related to monthly operations. The revenues, profits and any other benefits, less the cost of monthly operations, shall be apportioned between the Parties in accordance with the percentage of the total acquisition that each respective Party funded.

AFTER PAYOUT

After Payout is achieved the Parties who funded the acquisition shall be credited with 100% of the revenues, profits and other benefits from the Recommended Prospect or other interests acquired by the LLC. The revenues, profits and any other benefits shall be apportioned between the parties in accordance with the percentage of the total acquisition that each respective Party funded. After Payout each Party shall pay its respective share of the cost of monthly operations related to the interest acquired.

6.    Section (B) of Article VI of the Agreement is hereby deleted in its entirety and replaced with the word “Omitted.”

7.    The first sentence of Section (B) of Article VII is hereby deleted in its entirety and replaced with the following: When Payout occurs under the terms of this Agreement, the interest of the Parties vested with a back-in after payout shall vest and be converted and credited to such party on the 1st day of the month following the month in which Payout actually occurs.”

8.    The term “Pay-Out” in Section (B) of Article IX is hereby deleted and replaced with the term “Payout”.

9.    Except as set forth above, the Agreement, as amended herein, shall remain in full force and effect without further modification, unless altered or amended in accordance with Section (G) of Article X thereof.

10.    This Amendment No. 1 to Acquisition Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto. Facsimile signatures shall be deemed originals for all purposes hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Acquisition Agreement to be duly executed as of the first date first above written.

B & L OIL COMPANY, INC.

BY:	/s/ Robert E. Hammett
Robert E. Hammett, President

RANDALL PETROLEUM CORP.

BY:	/s/ Terry Taliaferro
Terry Taliaferro, President

CYBERSHOP, LLC

BY:	/s/ Gilad Gat
Gilad Gat, President